FIRST AMENDMENT OF LEASE

         This First Amendment of Lease ("Amendment") is entered into by and between The City of Seattle, a Washington municipal corporation, successor-in-interest- to David A. Sabey and Sandra L. Sabey ("Landlord"), as Landlord and Ostex International, Inc., a Washington corporation ("Tenant"), as Tenant, under that certain Lease ("Lease"), dated October 2, 1995, between the parties hereto.

                                 R E C I T A L S

         A. Landlord and Tenant desire to relocate the third (3rd) floor Building A Premises to the fourth (4th) floor and to provide for certain other modifications to the Lease, on the terms and conditions contained in this Amendment.

         B. Except as may be expressly provided otherwise in this Amendment, capitalized terms in this Amendment shall have the meaning given such terms in the Lease.

         NOW, THEREFORE, Landlord and Tenant agree as follows:

         1.       Amendments.

         1.1 Section 1.3 of the Lease regarding the Building A Space is amended to add the following at the end of such

Section:

Notwithstanding the foregoing, commencing the earlier of: (i) January 1, 1997 or
(ii) the date on which Tenant occupies any of the fourth floor relocation space depicted on Exhibit B-2 attached hereto ("Fourth Floor Relocation Space"), Tenant's Building A Space shall automatically be increased by an additional 12,307 net rentable square feet. Commencing January 1, 1997, Tenant may return all or any portion of its Premises on the third floor to Landlord and Tenant's obligation to occupy and pay Rent for that portion of the third floor Premises so returned to Landlord shall then terminate. Landlord and Tenant shall document any return of Tenant's third floor Premises to Landlord in a letter agreement which shall state the Base Rent payable by Tenant and Tenant's Share adjustment due to the return of such portion of the third floor Premises. Tenant shall have completed its Tenant improvements to the Fourth Floor Relocation Space and have completely vacated its Premises on the third floor to Landlord's satisfaction no later than December 31, 1997, at which time Tenant's Premises on Building A shall consist of approximately 24,832 net rentable square feet, which includes the Phone Room, described below. All square footages herein described are subject to recalculation upon the finalization of Tenant's space plans for the Fourth Floor

Relocation Space. Tenant acknowledges that it accepts the Fourth Floor Relocation Space in its "AS-IS" condition. Notwithstanding the foregoing, Tenant shall retain the approximately 70 net rentable square feet of space located on the third floor of the Building for its telephone and data room identified on Exhibit B-1 attached hereto ("Phone Room") on the same terms and conditions contained in the Lease. Tenant shall have reasonable access to the Phone Room at all times. If Landlord later determines that the Phone Room must be relocated due to restricted access or another tenant's lease, the cost of such relocation shall be borne equally by Tenant and Landlord.

         1.2 Section 1.4 of the Lease is amended to add the following to the end of such Section:

         1.4 Tenant's Share. Notwithstanding the foregoing, effective on the date that Tenant occupies any of the Fourth Floor Relocation Space and/or vacates any of its Premises on the third floor in accordance with Section 1.3 above, "Tenant's Share of the Building" and "Tenant's Share of the Property" for the Building A Premises shall be increased or decreased accordingly. Upon Tenant's occupancy of the Fourth Floor Relocation Space and Tenant's complete vacation of its Premises on the third floor, then "Tenant's Share of the Building" for the Building A Premises shall mean twenty-five and fifty-two one-hundredths percent (25.52%) and "Tenant's Share of the Property" for the Building A Premises shall mean eight and seventy-one one-hundredths percent (8.71%). All square footages and Tenant's Share amounts are subject to recalculation upon the finalization of Tenant's Fourth Floor Relocation space plans.

         1.3 Section 1.7 of the lease is amended and restated in its entirety to read as follows:

         1.7 Expiration Date. "Expiration Date" shall mean October 1, 2005, unless sooner terminated pursuant to the terms of this Lease or extended pursuant to Section 3.1 of the Lease.

         1.4 The first paragraph of Section 2.3.1 of the Lease is amended and restated as follows and the remainder of Section 2.3.1 remains as stated in the
Lease:

         2.3.1. Tenant's Right of First Refusal. Provided Landlord does not require the third floor space described below in this Section for its own use now or in the Future, and subject to the terms and conditions of this Section 2.3.1, Landlord grants Tenant a right of first refusal during the Term to lease all or any portion of the remaining space on the third floor of Building A and that space in Building D depicted as Suite 802 on Exhibit B-1 and Exhibit B-3, respectively ("First Refusal Space").

         1.5 Section 2.3.2 of the Lease is amended to delete all references to the Building A Option Space from the Option for Tenant's expansion into Suites 300 and 310.

         1.6 Section 4.1.2 of the Lease is amended to add the following at the end of such Section:

Notwithstanding the foregoing, commencing the earlier of: (i) January 1, 1997 or
(ii) the date on which Tenant first occupies any of the Fourth Floor Relocation Space, the monthly Base Rent for the Building A Space shall automatically be increased to reflect the inclusion of the Fourth Floor Relocation Space at an annual per square foot net charge of Twelve and 50/100 Dollars ($12.50) and reduced to reflect the return of the third floor Premises pursuant to Amendment
1.1. Upon Tenant's vacation of all of the third floor Premises, Tenant's monthly installment of Base Rent shall be further adjusted to reflect such vacation. Commencing October 1, 2000 through October 1, 2005, the Base Monthly Rent for the Building A Space shall be increased to reflect an annual per square foot net charge of Fourteen and No/100 Dollars ($14.00). All square footages and Tenant's Base Rent amounts are subject to recalculation upon the finalization of Tenant's Fourth Floor Relocation space plans.

         2. Entire Amendment. This Amendment sets forth the entire agreement of the parties with respect to the subject matter set forth herein and may not be modified other than by an agreement in writing signed by the parties hereto or their respective successors and interests.

         3. Exhibits. Exhibits B-1 and B-2 attached hereto are incorporated herein by this reference and supersede and replace the prior Exhibits B-1 and B-2.

         4. Acknowledgement. The parties hereto each acknowledge that except as expressly modified by this Amendment, all the terms and conditions of the Lease remain unchanged and are in full force and effect and enforceable in accordance with their terms. In the event of a conflict between the Lease and this Amendment, the terms and provisions of this Amendment shall control.

         DATED this _____ day of ___________, 1996.

LANDLORD:                           TENANT:

THE CITY OF SEATTLE                 OSTEX INTERNATIONAL, INC.

By:  ___________________   By: /S/ JOHN BRENNEMAN
Its: ___________________   Its: SECRETARY

STATE OF WASHINGTON        )
                                    )  ss.

COUNTY OF KING             )

         On  this  ________  day  of   ______________,   1996,  before  me,  the
undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn as such, personally appeared _____________________________, to me known to be the __________________ of THE
CITY OF SEATTLE, the municipal corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument.

         WITNESS my hand and official seal the day and year in this certificate first above written.

                                    ------------------------------
                                    Printed Name: __________________
                                    NOTARY PUBLIC in and for the State
                                    of Washington, residing at

                                    ------------------------------
                                    My commission expires: _________

STATE OF WASHINGTON        )
                                    ) ss.

COUNTY OF KING             )

         On  this  15th  day  of   October,   1996,  before  me,  the
undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn as such, personally appeared John M. Brenneman, to me known to be the Director of Finance of OSTEX INTERNATIONAL, INC., corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he/she was authorized to execute said instrument, and that the seal affixed is the corporate seal of said corporation.

         WITNESS my hand and official seal the day and year in this certificate first above written.

                                    /s/ Mary J. Fabrizio
                                    Printed Name:  Mary J. Fabrizio
                                    NOTARY PUBLIC in and for the State
                                    of Washington, residing at

                                            Seattle, WA
                                    My commission expires:  1/15/99